EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	October 22, 2012
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.34
PER DILUTED COMMON SHARE FOR THIRD QUARTER 2012

SALT LAKE CITY, October 22, 2012 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $62.3 million or $0.34 per diluted common share, compared to $55.2 million or $0.30 per diluted share for the second quarter of 2012.

Adjusted for the noncash effects in the third quarter of (1) the discount amortization on conversion of subordinated debt and additional accretion, net of expense, on acquired FDIC-supported loans ($6.3 million, $0.03 per share), and (2) the remaining discount amortization for the $700 million redemption of Troubled Asset Relief Program (“TARP”) preferred stock ($16.6 million, $0.09 per share), net earnings were $85.2 million or $0.46 per diluted share for the third quarter of 2012, compared to $72.9 million or $0.40 per diluted share for the second quarter of 2012.

Third Quarter 2012 Highlights

•	Loans and leases, excluding FDIC-supported loans, increased $351 million, or an annualized 3.9%, to $36.6 billion at September 30, 2012.

•	Net interest income increased to $444 million from $432 million in the second quarter; core net interest income declined slightly to $439 million from $444 million in the second quarter.

•	Both net loan and lease charge-offs and nonperforming lending-related assets declined 11%, as credit quality continues to improve.

•	Tangible common equity per common share improved to $20.24 from $19.65 in the second quarter.

•	The Company successfully completed the redemption of its TARP preferred stock.

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ZIONS BANCORPORATION
Press Release – Page 2
October 22, 2012

“We are pleased with the accomplishments in the third quarter, including stronger loan growth and the final redemption of TARP funds,” said Harris H. Simmons, chairman and chief executive officer. “Regarding loan growth, we currently expect stronger loan balances in the fourth quarter and in 2013,” continued Mr. Simmons. “We are also pleased with the continued strong improvement in credit quality, including a strong improvement in nonperforming assets and net charge-offs compared to the prior quarter.”

Loans
Loans and leases, excluding FDIC-supported loans, increased $351 million on a net basis to $36.6 billion at September 30, 2012, compared to $36.2 billion at June 30, 2012. The increases were predominantly in commercial and industrial, 1-4 family residential, and term commercial real estate loans and were widespread geographically. Decreases of $285 million in commercial owner occupied and construction and land development loans partially offset increases in other loan categories. Average loans and leases, excluding FDIC-supported loans, were $36.5 billion during the third quarter of 2012, compared to $36.1 billion during the second quarter of 2012.

Deposits
Average total deposits for the third quarter of 2012 increased $535 million, or 1.2% (5.0% annualized), to $43.5 billion, compared to $42.9 billion for the second quarter of 2012. The increase resulted from a higher level of average noninterest-bearing demand deposits, primarily in nonpersonal accounts, for the third quarter of 2012, which were $16.8 billion compared to $16.2 billion for the second quarter of 2012. The ratio of loans to deposits was 84.9% at September 30, 2012, compared to 85.4% at June 30, 2012.

Debt and Shareholders’ Equity
As previously reported, on September 26, 2012, the Company redeemed the remaining $700 million of TARP preferred stock pursuant to its Capital Plan submitted to the Federal Reserve in January 2012. The increase in the preferred stock dividend this quarter primarily resulted from the remaining discount amortization related to warrants issued in conjunction with the TARP preferred stock.

As previously announced, effective September 17, 2012, approximately $5.4 million of convertible subordinated debt was converted into the Company’s Series C preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $2.0 million ($1.6 million after-tax) in the third quarter of 2012, compared to $16.2 million ($13.2 million after-tax) in the second quarter of 2012.

Accumulated other comprehensive income (loss) improved by approximately $41 million, primarily due to fair value increases in CDO investment securities.

The tangible common equity ratio was 7.17% at September 30, 2012, compared to 6.91% at June 30, 2012. The estimated common equity tier 1 capital ratio was 9.84% at September 30, 2012, compared to 9.78% at June 30, 2012.

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ZIONS BANCORPORATION
Press Release – Page 3
October 22, 2012

Net Interest Income
Net interest income increased 2.8% to $444 million for the third quarter of 2012, compared to $432 million for the second quarter of 2012. Core net interest income, adjusted for the discount amortization on convertible subordinated debt and accretion on acquired loans, was approximately $439 million for the third quarter of 2012, compared to $444 million for the second quarter of 2012.

The net interest margin increased to 3.63% in the third quarter of 2012, compared to 3.62% in the second quarter of 2012. The core net interest margin decreased 12 basis points to 3.60% in the third quarter, compared to 3.72% in the second quarter. The decreases in the core net interest income and margin were due primarily to reduced yields on loans and investment securities attributable to rate resets; on these assets, the initial rate was fixed for a period of time (typically five years) and the current benchmark index rate is significantly lower than it was at the time the assets were originated. Similarly, maturing loans are being replaced at tighter credit spreads.

Noninterest Income
Noninterest income for the third quarter of 2012 was $119.2 million, compared to $123.0 million for the second quarter of 2012. The decrease was primarily due to lower dividends and other investment income in the third quarter compared to higher levels recognized in the second quarter. Other less volatile sources of noninterest income, such as various service charges on deposits and loans, were relatively stable compared to the second quarter.

CDO Investment Securities
During the third quarter of 2012, the Company recognized credit-related other-than-temporary impairment (“OTTI”) on collateralized debt obligations (“CDOs”) of $2.7 million or $0.01 per diluted share, compared to $7.3 million or $0.02 per diluted share during the second quarter of 2012. OTTI this quarter was due primarily to the impact of prepayments on the value of junior CDO tranches. Gains resulting from cash principal payments on CDOs previously written down, amounting to $3.0 million, exceeded OTTI during the third quarter of 2012.

The following table stratifies the CDOs into performing tranches without credit impairment and nonperforming tranches at September 30, 2012:

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ZIONS BANCORPORATION
Press Release – Page 4
October 22, 2012

	September 30, 2012
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			September 30, 2012	June 30, 2012	Change
Performing CDOs
Predominantly bank CDOs	30	$887	$792	$637	$(155)	5.34%	72%	63%	9%
Insurance-only CDOs	21	450	444	322	(122)	8.51%	72%	73%	(1)%
Other CDOs	7	79	68	62	(6)	7.29%	78%	76%	2%
Total performing CDOs	58	1,416	1,304	1,021	(283)	6.46%	72%	67%	5%

Nonperforming CDOs [3]
CDOs deferring interest, but never credit impaired	3	72	72	19	(53)	13.69%	26%	29%	(3)%
CDOs credit impaired prior to last 12 months	32	593	437	128	(309)	13.44%	22%	23%	(1)%
CDOs credit impaired during last 12 months	23	444	275	63	(212)	14.84%	14%	16%	(2)%
Total nonperforming CDOs	58	1,109	784	210	(574)	14.02%	19%	21%	(2)%

Total CDOs	116	$2,525	$2,088	$1,231	$(857)	9.78%	49%	47%	2%

1 Accumulated other comprehensive income, amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

Fair value increases occurred in senior tranches and were driven by collateral credit quality improvements, prepayments and declining credit spreads.

Noninterest Expense
Noninterest expense for the third quarter of 2012 was $395.0 million compared to $401.7 million for the second quarter of 2012. The decrease was due primarily to a reduction in other real estate expense resulting from increased net gains on property sales, and to a decline in the provision for unfunded lending commitments.

Asset Quality
Net loan and lease charge-offs decreased 11% to $38 million for the third quarter of 2012, compared to $43 million million for the second quarter of 2012; gross charge-offs declined 20% compared to the second quarter and have declined 54% compared to the year-ago period. Net charge-offs declined primarily in commercial and industrial and home equity credit line loans.

Nonperforming lending-related assets declined 11% to $838 million at September 30, 2012 from $938 million at June 30, 2012. Nonaccrual loans declined 9% to $719 million at September 30, 2012 from $793 million at June 30, 2012. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 2.23% at September 30, 2012, compared to 2.53% at June 30, 2012.

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ZIONS BANCORPORATION
Press Release – Page 5
October 22, 2012

Classified loans, excluding FDIC-supported loans, decreased approximately 4% to $1.8 billion at September 30, 2012, compared to $1.9 billion at June 30, 2012. Approximately 76% of classified loans were current as to principal and interest for the third quarter of 2012, compared to 73% for the second quarter of 2012.

The provision (credit) for loan losses was $(1.9) million for the third quarter of 2012, compared to $10.9 million for the second quarter of 2012. The allowance for credit losses was $1.0 billion, or 2.77% of loans and leases at September 30, 2012, compared to $1.1 billion, or 2.92% of loans and leases at June 30, 2012. The reduction in both the allowance and the provision is attributable to improvement in the quantity and severity of problem loans.

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 22, 2012). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 32821169, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, October 22, 2012, until midnight ET on Monday, October 29, 2012, by dialing 404-537-3406 (domestic and international) and entering the same passcode. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 6
October 22, 2012

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
October 22, 2012

Financial Highlights
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share [1]	26.05	25.48	25.25	25.02	24.78
Tangible common equity per common share [1]	20.24	19.65	19.39	19.14	18.87

SELECTED RATIOS
Return on average assets	0.82%	0.70%	0.69%	0.67%	0.84%
Return on average common equity	5.21%	4.71%	2.21%	3.84%	5.58%
Net interest margin	3.63%	3.62%	3.73%	3.86%	3.99%

Capital Ratios
Tangible common equity ratio [1]	7.17%	6.91%	6.89%	6.77%	6.90%
Tangible equity ratio [1]	9.32%	10.35%	10.24%	11.33%	11.56%
Average equity to average assets	12.22%	12.37%	13.31%	13.27%	13.51%

Risk-Based Capital Ratios [1,2]
Common equity tier 1 capital	9.84%	9.78%	9.71%	9.57%	9.53%
Tier 1 leverage	11.04%	12.31%	12.17%	13.40%	13.48%
Tier 1 risk-based capital	13.46%	15.03%	14.83%	16.13%	16.10%
Total risk-based capital	15.21%	16.89%	16.76%	18.06%	18.12%

Taxable-equivalent net interest income	$448,632	$436,610	$447,161	$466,699	$475,580

Weighted average common and common-equivalent shares outstanding	183,382,650	183,136,631	182,963,828	182,823,190	182,857,702
Common shares outstanding [1]	184,156,402	184,117,522	184,228,178	184,135,388	184,294,782

1 At period end.
2 Ratios for September 30, 2012 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 8
October 22, 2012

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,060,918	$1,124,673	$1,082,186	$1,224,350	$1,102,768
Money market investments:
Interest-bearing deposits	5,519,463	7,887,175	7,629,399	7,020,895	5,118,066
Federal funds sold and security resell agreements	1,960,294	83,529	52,634	102,159	165,106
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $655,768, $715,710, $728,479, $729,974, and $715,608)	740,738	773,016	797,149	807,804	791,569
Available-for-sale, at fair value	3,127,192	3,167,590	3,223,086	3,230,795	3,970,602
Trading account, at fair value	13,963	20,539	19,033	40,273	49,782
	3,881,893	3,961,145	4,039,268	4,078,872	4,811,953

Loans held for sale	220,240	139,245	184,579	201,590	159,300

Loans, net of unearned income and fees:
Loans and leases	36,582,253	36,231,104	35,903,475	36,393,782	35,924,054
FDIC-supported loans	588,566	642,246	687,126	750,870	800,454
	37,170,819	36,873,350	36,590,601	37,144,652	36,724,508
Less allowance for loan losses	925,341	971,716	1,010,059	1,049,958	1,148,903
Loans, net of allowance	36,245,478	35,901,634	35,580,542	36,094,694	35,575,605

Other noninterest-bearing investments	874,903	867,882	875,037	865,231	860,045
Premises and equipment, net	709,188	714,913	715,815	719,276	726,503
Goodwill	1,015,129	1,015,129	1,015,129	1,015,129	1,015,129
Core deposit and other intangibles	55,034	59,277	63,538	67,830	72,571
Other real estate owned	118,190	144,816	158,592	153,178	203,173
Other assets	1,426,271	1,507,594	1,499,588	1,605,905	1,721,101
	$53,087,001	$53,407,012	$52,896,307	$53,149,109	$51,531,320

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$17,295,911	$16,498,248	$16,185,140	$16,110,857	$14,911,729
Interest-bearing:
Savings and NOW	7,685,192	7,505,841	7,406,910	7,159,101	6,711,002
Money market	14,284,870	14,439,389	14,813,495	14,616,740	14,576,527
Time	3,107,815	3,211,942	3,326,717	3,413,550	3,536,755
Foreign	1,398,749	1,504,827	1,366,826	1,575,361	1,627,135
	43,772,537	43,160,247	43,099,088	42,875,609	41,363,148

Securities sold, not yet purchased	21,708	104,882	47,404	44,486	30,070
Federal funds purchased and security repurchase agreements	451,214	759,591	486,808	608,098	630,901
Other short-term borrowings	6,608	7,621	19,839	70,273	125,290
Long-term debt	2,326,659	2,274,571	2,283,121	1,954,462	1,898,439
Reserve for unfunded lending commitments	105,850	103,586	98,718	102,422	98,062
Other liabilities	484,170	507,151	474,551	510,531	466,493
Total liabilities	47,168,746	46,917,649	46,509,529	46,165,881	44,612,403

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,123,377	1,800,473	1,737,633	2,377,560	2,354,523
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,156,402, 184,117,522, 184,228,178, 184,135,388, and 184,294,782 shares	4,162,001	4,157,525	4,162,522	4,163,242	4,160,697
Retained earnings	1,170,477	1,110,120	1,060,525	1,036,590	994,380
Accumulated other comprehensive income (loss)	(534,738)	(576,147)	(571,567)	(592,084)	(588,834)
Controlling interest shareholders’ equity	5,921,117	6,491,971	6,389,113	6,985,308	6,920,766
Noncontrolling interests	(2,862)	(2,608)	(2,335)	(2,080)	(1,849)
Total shareholders’ equity	5,918,255	6,489,363	6,386,778	6,983,228	6,918,917
	$53,087,001	$53,407,012	$52,896,307	$53,149,109	$51,531,320

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ZIONS BANCORPORATION
Press Release – Page 9
October 22, 2012

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Interest income:
Interest and fees on loans	$479,199	$478,569	$486,615	$504,243	$520,133
Interest on money market investments	5,349	5,099	4,628	4,308	3,482
Interest on securities:
Held-to-maturity	8,337	9,325	8,959	9,106	8,937
Available-for-sale	22,042	25,090	23,158	21,268	21,382
Trading account	110	148	338	548	462
Total interest income	515,037	518,231	523,698	539,473	554,396

Interest expense:
Interest on deposits	19,049	20,823	23,413	26,645	31,093
Interest on short-term borrowings	193	256	779	1,221	1,501
Interest on long-term debt	51,597	65,165	57,207	49,699	51,207
Total interest expense	70,839	86,244	81,399	77,565	83,801

Net interest income	444,198	431,987	442,299	461,908	470,595
Provision for loan losses	(1,889)	10,853	15,664	(1,476)	14,553
Net interest income after provision for loan losses	446,087	421,134	426,635	463,384	456,042

Noninterest income:
Service charges and fees on deposit accounts	44,951	43,426	43,532	42,873	44,154
Other service charges, commissions and fees	38,642	38,554	34,226	38,539	45,308
Trust and wealth management income	6,521	8,057	6,374	6,481	6,269
Capital markets and foreign exchange	6,026	7,342	5,734	8,106	7,729
Dividends and other investment income	11,686	21,542	9,480	7,805	9,356
Loan sales and servicing income	10,695	10,287	8,352	6,058	6,165
Fair value and nonhedge derivative loss	(5,820)	(6,784)	(4,400)	(4,677)	(5,718)
Equity securities gains, net	2,683	107	9,145	1,961	5,289
Fixed income securities gains, net	3,046	5,519	720	1,288	13,035
Impairment losses on investment securities:
Impairment losses on investment securities	(3,876)	(24,026)	(18,273)	(12,351)	(55,530)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	1,140	16,718	8,064	265	42,196
Net impairment losses on investment securities	(2,736)	(7,308)	(10,209)	(12,086)	(13,334)
Other	3,495	2,280	4,045	1,956	2,789
Total noninterest income	119,189	123,022	106,999	98,304	121,042

Noninterest expense:
Salaries and employee benefits	220,223	220,765	224,634	220,290	216,855
Occupancy, net	28,601	28,169	27,951	27,899	29,040
Furniture and equipment	27,122	27,302	26,792	27,036	26,852
Other real estate expense	207	6,440	7,810	14,936	20,564
Credit related expense	13,316	12,415	13,485	14,213	15,379
Provision for unfunded lending commitments	2,264	4,868	(3,704)	4,360	(2,202)
Legal and professional services	12,749	12,947	11,096	14,974	8,897
Advertising	7,326	6,618	5,807	7,780	6,511
FDIC premiums	11,278	10,444	10,919	12,012	12,573
Amortization of core deposit and other intangibles	4,241	4,262	4,291	4,741	4,773
Other	67,648	67,426	63,291	76,799	69,776
Total noninterest expense	394,975	401,656	392,372	425,040	409,018

Income before income taxes	170,301	142,500	141,262	136,648	168,066
Income taxes	60,704	51,036	51,859	47,877	59,348
Net income	109,597	91,464	89,403	88,771	108,718
Net loss applicable to noncontrolling interests	(254)	(273)	(273)	(248)	(375)
Net income applicable to controlling interest	109,851	91,737	89,676	89,019	109,093
Preferred stock dividends	(47,529)	(36,522)	(64,187)	(44,599)	(43,928)
Net earnings applicable to common shareholders	$62,322	$55,215	$25,489	$44,420	$65,165

Weighted average common shares outstanding during the period:
Basic shares	183,237	182,985	182,798	182,703	182,676
Diluted shares	183,383	183,137	182,964	182,823	182,858

Net earnings per common share:
Basic	$0.34	$0.30	$0.14	$0.24	$0.35
Diluted	0.34	0.30	0.14	0.24	0.35

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ZIONS BANCORPORATION
Press Release – Page 10
October 22, 2012

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Commercial:
Commercial and industrial	$10,748	$10,383	$10,157	$10,335	$9,733
Leasing	405	406	394	380	366
Owner occupied	7,669	7,811	7,887	8,159	8,326
Municipal	469	477	441	441	440
Total commercial	19,291	19,077	18,879	19,315	18,865

Commercial real estate:
Construction and land development	1,956	2,099	2,100	2,265	2,467
Term	8,140	8,011	8,070	7,883	7,723
Total commercial real estate	10,096	10,110	10,170	10,148	10,190

Consumer:
Home equity credit line	2,175	2,181	2,167	2,187	2,161
1-4 family residential	4,181	4,019	3,875	3,921	3,891
Construction and other consumer real estate	320	328	316	306	303
Bankcard and other revolving plans	295	284	274	291	278
Other	224	232	223	226	236
Total consumer	7,195	7,044	6,855	6,931	6,869

FDIC-supported loans [1]	589	642	687	751	801
Total loans	$37,171	$36,873	$36,591	$37,145	$36,725

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$17,594	$14,761	$13,171	$17,003	$20,642
FDIC indemnification asset (included in other assets)	(14,401)	(11,233)	(10,002)	(13,126)	(15,431)

Balance at end of period:
FDIC-supported loans	588,566	642,246	687,126	750,870	800,454
FDIC indemnification asset (included in other assets)	100,004	117,167	123,862	137,719	151,164

	Three Months Ended
(In thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Statement of income:

Interest income:
Interest and fees on loans	$17,594	$14,761	$13,171	$17,003	$20,642

Noninterest expense:
Other noninterest expense	14,401	11,233	10,002	13,126	15,431
Net increase in pretax income	$3,193	$3,528	$3,169	$3,877	$5,211

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ZIONS BANCORPORATION
Press Release – Page 11
October 22, 2012

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Nonaccrual loans	$699,941	$771,510	$849,543	$885,608	$1,038,803
Other real estate owned	106,356	125,142	129,676	128,874	170,023
Nonperforming lending-related assets, excluding FDIC-supported assets	806,297	896,652	979,219	1,014,482	1,208,826

FDIC-supported nonaccrual loans	19,465	21,980	22,623	24,267	29,082
FDIC-supported other real estate owned	11,834	19,674	28,916	24,304	33,150
FDIC-supported nonperforming assets	31,299	41,654	51,539	48,571	62,232
Total nonperforming lending-related assets	$837,596	$938,306	$1,030,758	$1,063,053	$1,271,058

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	2.23%	2.53%	2.79%	2.83%	3.43%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$14,508	$29,460	$38,172	$19,145	$15,863
Accruing FDIC-supported loans past due 90 days or more	60,913	70,453	76,945	74,611	85,714
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.20%	0.27%	0.31%	0.25%	0.28%

Nonaccrual loans and accruing loans past due 90 days or more	$794,827	$893,403	$987,283	$1,003,631	$1,169,462
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	2.13%	2.41%	2.68%	2.69%	3.17%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$143,539	$142,501	$171,224	$183,976	$174,250
Accruing FDIC-supported loans past due 30 - 89 days	15,462	15,519	13,899	24,691	13,816

Restructured loans included in nonaccrual loans	207,089	227,568	276,669	295,825	308,159
Restructured loans on accrual	421,055	393,360	401,554	448,109	430,253

Classified loans, excluding FDIC-supported loans	1,810,099	1,880,932	2,076,220	2,056,472	2,361,574

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
October 22, 2012

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Allowance for Loan Losses
Balance at beginning of period	$971,716	$1,010,059	$1,049,958	$1,148,903	$1,237,733
Add:
Provision for losses	(1,889)	10,853	15,664	(1,476)	14,553
Adjustment for FDIC-supported loans	(5,908)	(5,856)	(1,057)	(2,655)	(1,520)
Deduct:
Gross loan and lease charge-offs	(58,781)	(73,685)	(80,014)	(120,599)	(129,146)
Recoveries	20,203	30,345	25,508	25,785	27,283
Net loan and lease charge-offs	(38,578)	(43,340)	(54,506)	(94,814)	(101,863)
Balance at end of period	$925,341	$971,716	$1,010,059	$1,049,958	$1,148,903

Ratio of allowance for loan losses to loans and leases, at period end	2.49%	2.64%	2.76%	2.83%	3.13%

Ratio of allowance for loan losses to nonperforming loans, at period end	128.63%	122.46%	115.81%	115.40%	107.59%

Annualized ratio of net loan and lease charge-offs to average loans	0.42%	0.47%	0.59%	1.03%	1.11%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$103,586	$98,718	$102,422	$98,062	$100,264
Provision charged (credited) to earnings	2,264	4,868	(3,704)	4,360	(2,202)
Balance at end of period	$105,850	$103,586	$98,718	$102,422	$98,062

Total Allowance for Credit Losses
Allowance for loan losses	$925,341	$971,716	$1,010,059	$1,049,958	$1,148,903
Reserve for unfunded lending commitments	105,850	103,586	98,718	102,422	98,062
Total allowance for credit losses	$1,031,191	$1,075,302	$1,108,777	$1,152,380	$1,246,965

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.77%	2.92%	3.03%	3.10%	3.40%

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ZIONS BANCORPORATION
Press Release – Page 13
October 22, 2012

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Loans held for sale	$—	$—	$—	$18	$18

Commercial:
Commercial and industrial	103	133	149	127	176
Leasing	1	1	1	2	1
Owner occupied	223	240	245	239	268
Municipal	6	—	—	—	—
Total commercial	333	374	395	368	445

Commercial real estate:
Construction and land development	125	115	148	220	245
Term	155	182	191	156	189
Total commercial real estate	280	297	339	376	434

Consumer:
Home equity credit line	12	14	17	18	15
1-4 family residential	66	76	87	91	108
Construction and other consumer real estate	6	8	8	12	16
Bankcard and other revolving plans	1	1	1	—	—
Other	2	2	3	3	3
Total consumer	87	101	116	124	142
Total nonaccrual loans	$700	$772	$850	$886	$1,039

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Commercial:
Commercial and industrial	$3	$9	$17	$9	$27
Leasing	—	—	—	—	—
Owner occupied	10	10	8	33	27
Municipal	—	—	—	—	—
Total commercial	13	19	25	42	54

Commercial real estate:
Construction and land development	—	(2)	(2)	13	17
Term	16	13	18	24	15
Total commercial real estate	16	11	16	37	32

Consumer:
Home equity credit line	2	6	4	6	4
1-4 family residential	4	5	7	7	5
Construction and other consumer real estate	1	—	1	1	4
Bankcard and other revolving plans	2	1	2	2	3
Other	—	1	—	—	—
Total consumer loans	9	13	14	16	16
Total net charge-offs	$38	$43	$55	$95	$102

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ZIONS BANCORPORATION
Press Release – Page 14
October 22, 2012

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2012		June 30, 2012		March 31, 2012
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$7,990,243	0.27%	$7,786,191	0.26%	$7,282,245	0.26%
Securities:
Held-to-maturity	758,761	5.32%	797,843	5.72%	799,741	5.53%
Available-for-sale	3,052,559	2.93%	3,084,771	3.34%	3,093,827	3.08%
Trading account	13,691	3.20%	18,877	3.15%	41,189	3.30%
Total securities	3,825,011	3.41%	3,901,491	3.82%	3,934,757	3.58%

Loans held for sale	183,224	3.52%	157,308	3.99%	174,902	3.45%

Loans [1]:
Loans and leases	36,494,927	4.94%	36,067,463	5.07%	36,078,917	5.17%
FDIC-supported loans	613,710	17.27%	661,597	14.84%	712,877	13.29%
Total loans	37,108,637	5.14%	36,729,060	5.25%	36,791,794	5.33%
Total interest-earning assets	49,107,115	4.21%	48,574,050	4.33%	48,183,698	4.41%
Cash and due from banks	1,000,159		1,025,681		1,122,979
Allowance for loan losses	(962,950)		(1,004,879)		(1,046,709)
Goodwill	1,015,129		1,015,129		1,015,129
Core deposit and other intangibles	57,345		61,511		65,837
Other assets	3,150,014		3,218,519		3,239,161
Total assets	$53,366,812		$52,890,011		$52,580,095

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$7,567,020	0.16%	$7,435,000	0.17%	$7,200,170	0.20%
Money market	14,458,871	0.26%	14,522,941	0.28%	14,701,771	0.32%
Time	3,162,165	0.69%	3,264,853	0.75%	3,369,323	0.79%
Foreign	1,472,437	0.29%	1,490,695	0.35%	1,408,409	0.40%
Total interest-bearing deposits	26,660,493	0.28%	26,713,489	0.31%	26,679,673	0.35%
Borrowed funds:
Securities sold, not yet purchased	2,062	—%	6,128	1.90%	22,758	3.38%
Federal funds purchased and security repurchase agreements	453,209	0.14%	474,026	0.14%	528,662	0.12%
Other short-term borrowings	8,273	1.73%	13,290	2.00%	48,394	3.61%
Long-term debt	2,297,409	8.93%	2,329,608	11.25%	1,991,776	11.55%
Total borrowed funds	2,760,953	7.46%	2,823,052	9.32%	2,591,590	9.00%
Total interest-bearing liabilities	29,421,446	0.96%	29,536,541	1.17%	29,271,263	1.12%
Noninterest-bearing deposits	16,817,085		16,228,973		15,691,499
Other liabilities	606,973		582,743		619,231
Total liabilities	46,845,504		46,348,257		45,581,993
Shareholders’ equity:
Preferred equity	1,765,162		1,830,845		2,355,549
Common equity	4,758,858		4,713,318		4,644,722
Controlling interest shareholders’ equity	6,524,020		6,544,163		7,000,271
Noncontrolling interests	(2,712)		(2,409)		(2,169)
Total shareholders’ equity	6,521,308		6,541,754		6,998,102
Total liabilities and shareholders’ equity	$53,366,812		$52,890,011		$52,580,095

Spread on average interest-bearing funds		3.25%		3.16%		3.29%

Net yield on interest-earning assets		3.63%		3.62%		3.73%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
October 22, 2012

GAAP to Non-GAAP Reconciliation
(Unaudited)

		Three Months Ended
(Amounts in thousands)		September 30, 2012			June 30, 2012
		Amount	Diluted EPS		Amount	Diluted EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$62,322	$0.34		$55,215	$0.30
	Addback for the after-tax impact of:
	Discount amortization on convertible subordinated debt	6,495	0.03		6,584	0.04
	Accelerated discount amortization on convertible subordinated debt	1,615	0.01		13,175	0.07
	Additional accretion of interest income on acquired loans, net of expense	(1,850)	(0.01)		(2,035)	(0.01)
	Subtotal	6,260	0.03		17,724	0.10
	Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans (non-GAAP)	$68,582	$0.37		$72,939	$0.40

		Three Months Ended
		September 30, 2012			June 30, 2012
2.	Core Net Interest Income (NII)/Net Interest Margin (NIM)	NII	NIM		NII	NIM

	Net interest income/net interest margin as reported (GAAP)	$444,198	3.63%	[1]	$431,987	3.62%	[1]
	Addback for the pretax impact of:
	Discount amortization on convertible subordinated debt	10,518	0.09%		10,663	0.09%
	Accelerated discount amortization on convertible subordinated debt	1,987	0.02%		16,202	0.13%
	Additional accretion of interest income on acquired loans	(17,594)	(0.14)%		(14,761)	(0.12)%
	Core net interest income/net interest margin (non-GAAP)	$439,109	3.60%		$444,091	3.72%
1 Calculation of net interest margin is based on taxable-equivalent net interest income.

This Press Release presents the following non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and 2. Core net interest income/net interest margin. These non-GAAP financial measures exclude the effects of the following adjustments: (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).
The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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